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                                                                   Exhibit 9a(5)

                               LETTER TO CLIENTS

                            NUTRAMAX PRODUCTS, INC.

      OFFER TO PURCHASE FOR CASH UP TO 450,000 SHARES OF ITS COMMON STOCK
  AT A PURCHASE PRICE NOT GREATER THAN $12.75 NOR LESS THAN $11.00 PER SHARE


      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, BOSTON, MASSACHUSETTS TIME, ON NOVEMBER 28, 1997, UNLESS THE
                              OFFER IS EXTENDED

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated October 29, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by NutraMax Products, Inc., a Delaware corporation (the "Company"), to purchase up to 450,000 shares of its common stock, par value $.001 per share (the "Shares"), at prices not greater than $12.75 nor less than $11.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Donald E. Lepone, President and Chief Executive Officer of the Company.

  The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $12.75 nor less than $11.00 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 450,000 Shares or such lesser number of Shares as are validly tendered and not withdrawn pursuant to the Offer at prices not greater than $12.75 nor less than $11.00 per Share. The Company will pay the Purchase Price for all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Your attention is directed to the following:

    1. You may tender Shares at prices (in multiples of $.0625 or one-sixteenths ( 1/16) of a dollar), which cannot be greater than $12.75 nor less than $11.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

    2. The Offer is extended for up to 450,000 Shares. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

    3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, Boston, Massachusetts time, on November 28, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

    4. As described in the Offer to Purchase, if more than 450,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:
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      (i) first, all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who as of the Expiration Date owns beneficially or of record an aggregate of fewer than 100 Shares all of which are being tendered (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal, the Notice of Guaranteed Delivery and the Instruction Form, as applicable; and

      (ii) then, after purchase of all the foregoing Shares, all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

    Thus, if you owned beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form (and on the Instruction Form), all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

    5. Tendering stockholders will not be obligated to pay any brokerage Commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER AND THE FINANCING (AS DEFINED IN THE OFFER TO PURCHASE). HOWEVER, NEITHER THE COMPANY, NOR ANY OF ITS DIRECTORS OR OFFICERS IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH STOCKHOLDER SHOULD MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. SEE SECTIONS 8, 9, 10, 11 AND 14 OF THE OFFER TO PURCHASE.

  If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

  The Offer is being made solely by the Offer to Purchase dated October 29, 1997 and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would violate the laws of such jurisdiction. In any jurisdiction the securities laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.



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                               INSTRUCTION FORM

                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                     UP TO 450,000 SHARES OF COMMON STOCK

                                      OF

                            NUTRAMAX PRODUCTS, INC.

  AT A PURCHASE PRICE NOT GREATER THAN $12.75 NOR LESS THAN $11.00 PER SHARE

  The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated October 29, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by NutraMax Products, Inc. (the "Company") to purchase up to 450,000 shares of its common stock, par value $.001 per share (the "Shares"), at prices not greater than $12.75 nor less than $11.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer.

  This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

[_] By checking this box, all Shares held by us for your account, excluding fractional Shares, will be tendered. If fewer than all Shares held by us for your account are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                               _________  Shares

  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                         (Continued on the Next Page)

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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                                ----------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
           A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED
                                 MUST BE USED.

                                ----------------

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
        (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW),
                      THERE IS NO VALID TENDER OF SHARES.

                                ----------------

                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

 [_]The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $11.00 or as high as $12.75.

            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***

                                ----------------

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     [_]$11               [_]$11 1/2        [_]$12            [_]$12 1/2
     [_] 11 1/16          [_] 11 9/16       [_] 12 1/16       [_] 12 9/16
     [_] 11 1/8           [_] 11 5/8        [_] 12 1/8        [_] 12 5/8
     [_] 11 3/16          [_] 11 11/16      [_] 12 3/16       [_] 12 11/16
     [_] 11 1/4           [_] 11 3/4        [_] 12 1/4        [_] 12 3/4
     [_] 11 5/16          [_] 11 13/16      [_] 12 5/16
     [_] 11 3/8           [_] 11 7/8        [_] 12 3/8
     [_] 11 7/16          [_] 11 15/16      [_] 12 7/16

                          (Continued on the Next Page)

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                                  ODD LOTS

 [_] By checking this box, the undersigned represents that the undersigned owns beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above. [_]

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


                                   SIGN HERE

Dated: __________________, 1997
                                          Signatures(s)  ______________________
                                          _____________________________________
                                          Name ________________________________

                                          Address _____________________________
                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Social Security or
                                           Taxpayer ID No.: ___________________

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